Exhibit 10.17

CONSULTING AND NON-COMPETITION AGREEMENT

     This CONSULTING AND NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of August 31, 2008, by and between Vishay Intertechnology, Inc., a Delaware corporation (“Vishay”), and Richard N. Grubb, an individual (“Consultant”).

W I T N E S S E T H:

     WHEREAS, Consultant was Executive Vice President and Chief Financial Officer of Vishay pursuant to an Employment Agreement made as of January 1, 2004 (the “Employment Agreement”);

     WHEREAS, Consultant’s employment with Vishay was terminated as of August 31, 2008, and each of Consultant and Vishay retain their respective rights, and remain subject to their respective obligations, under the Employment Agreement;

     WHEREAS, Vishay now desires to retain Consultant as a consultant to Vishay in such matters as shall from time to time hereafter be requested by Vishay, on the terms and conditions set forth herein;

     NOW, THEREFORE, Vishay and Consultant, each intending to be legally bound, hereby mutually covenant and agree as follows:

ARTICLE I

Consultancy Engagement

     1.1 Engagement; Term. Vishay hereby engages Consultant, and Consultant hereby accepts such engagement and agrees to serve as a consultant to Vishay upon the terms and conditions hereinafter set forth, for a term commencing as of September 1, 2008 and terminating upon 30 days advance written notice from one party to the other party (such term, the “Consulting Term”).

     1.2 Consulting Duties. During the Consulting Term, Consultant shall be available to render consulting services from time to time on an as-needed basis. Consultant’s consulting duties shall include (a) cooperating and assisting Vishay in (i) any investigation being conducted by, or of, Vishay, and (ii) any investigation, litigation, regulatory proceeding, or other dispute in which Vishay is involved and, in either case, as to which Consultant had any knowledge or involvement, (b) acting as a historical and knowledge resource to Vishay employees in connection with matters he is familiar with, including matters related to general financial issues and the preparation of Vishay’s financial statements, (c) transitioning his responsibilities to employees of Vishay, and (d) providing other services as may be reasonably assigned to Consultant. Consultant agrees to make himself available to perform the services described above and to use his best efforts to perform such services faithfully and diligently, and to the best of his ability and in the best interests of the Vishay. Such services will be performed at reasonably convenient and mutually acceptable times, with consideration for Consultant’s other business and personal obligations. Consultant shall be permitted to engage in other business activities (including employment), provided that such activities do not otherwise violate the terms of the Employment Agreement, this Agreement or materially impair his ability to perform his duties hereunder. The parties expressly agree that the Vishay shall not be obligated to provide Consultant with any staff or office space. The parties do not anticipate that Consultant’s services as a Consultant will exceed, and Consultant is not required to provide such services in excess of, 20 percent of his average level of services performed for Vishay over the 36-month period immediately preceding the termination of his employment with Vishay.

     1.3 Independent Contractor Status.

     (a) In performing the consulting services hereunder, Consultant shall be an independent contractor. Consultant shall not be considered as having an employee status during his consulting engagement and, except as expressly provided in the Employment Agreement, shall not be entitled to participate in any Vishay employee plans, arrangements or distributions by during such period. During his consulting engagement, Consultant shall not act as an agent of Vishay and shall not be entitled to enter into any agreements on behalf of Vishay, incur any obligations on behalf of Vishay, or be authorized to bind Vishay in any manner. No form of joint venture, partnership or similar relationship between the parties is intended or hereby created.

     (b) Except as otherwise required by law, Vishay shall not withhold any sums from the Consulting Fees (defined below) for Social Security or other federal, state or local tax liabilities or contributions, and all such withholdings, liabilities, and contributions shall be solely Consultant’s responsibility.

     (c) As an independent contractor during his consulting engagement, Consultant shall be solely responsible for determining the means and methods by which he shall perform the services described herein. All of Consultant’s activities during his consulting engagement will be at his own risk, and he shall have sole responsibility for arrangements to guard against physical, financial, and other risks, as appropriate.

     (d) Notwithstanding the parties’ intention and agreement that Consultant be an independent contractor and not be an employee of Vishay during his consulting engagement, the parties recognize that the applicable law and proper application thereof is not always clear. Consultant understands and agrees that if he should be classified as an employee under any such law, Consultant shall remain ineligible to participate in any Vishay pension, profit-sharing (including 401(k)), health, life, and all other employee benefit plans, and, except as expressly set forth in the Employment Agreement, Consultant expressly waives any right to any such benefits. The Consulting Fees to be paid to Consultant under this Agreement take into account the fact that Consultant is ineligible in all events to participate in such plans, and constitutes part of the consideration for this waiver. In addition, Consultant acknowledges that policies and practices of Vishay with respect to its employees do not apply to Consultant, and the terms of Consultant’s consulting engagement by Vishay are governed solely by the express provisions of this Agreement.

ARTICLE II

Remuneration

     2.1 Consulting Fee. Vishay will pay Consultant and Consultant will accept consulting fees (“Consulting Fees”) during the Consulting Term at a monthly rate of $20,000. Such Consulting Fees will be paid monthly in arrears.

     2.2 Reimbursement of Expenses. Vishay will reimburse Consultant for all reasonable and necessary travel and other business expenses as may be incurred by him during the Consulting Term in the performance of the duties and responsibilities assigned to him in connection with his consulting engagement under this Agreement; provide, however, that Consultant shall not be entitled to reimbursement of first class airfare. Such reimbursements shall be made by Vishay on a timely basis upon submission by Consultant of proper accounts therefore in accordance with the Vishay’s standard procedures.

     2.3 No Other Fees, Payments or Remuneration; Cessation of Engagement. The Consulting Fees and expense reimbursement specified in this Article II shall be in lieu of any and all other fees, payments and remuneration in connection with Consultant’s consulting engagement with Vishay. In the event Consultant’s consulting engagement hereunder shall cease for any reason, then the Consulting Fees and expense reimbursement provided for in this Article II shall cease on the date of such event, except as otherwise specifically provided herein.

     2.4 Access to Facilities and Employees. During the Consulting Term, Consultant may make use of Vishay’s facilities and of the time and services of Vishay’s employees, in each case as the Vishay shall determine.

ARTICLE III

Restrictive Covenants

     3.1 Non-Competition. During the Consulting Term and for two years following the termination of the Consulting Term, Consultant shall not, without the prior written consent of the Vishay, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including as an officer, director, employee, independent contractor, subcontractor, stockholder, member, manager, partner, principal, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business (as defined below); provided, however, that nothing in this Agreement shall prevent Consultant from (A) owning five percent (5%) or less of the stock or other securities of a publicly held corporation, so long as Consultant does not in fact have the power to control, or direct the management of, and is not otherwise associated with, such corporation, or (B) performing Services for an investment bank, investment advisor or investment fund that may, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, any Competing Business, provided that Consultant shall not, directly or indirectly, have any responsibility whatsoever for, provide any services whatsoever to, or otherwise be connected or associated with such Competing Business. Notwithstanding the foregoing, if a company has separate divisions or subsidiaries, some of which conduct a Competing Business and some of which conduct other businesses which are not Competing Businesses, then the restrictions imposed hereunder with respect to Competing Businesses shall apply only to the divisions or subsidiaries of such company that conduct the Competing Businesses, provided that (A) Consultant shall not, directly or indirectly, have any responsibility whatsoever for, provide any services whatsoever to, or otherwise be connected or associated with any Competing Business of the same company, and (B) Consultant obtains the prior written consent of the Vishay, which consent shall not be unreasonably with held. As used in this Section 3.1, “Competing Business” means any business or venture located anywhere in the world that is engaged in the manufacture and supply of passive and discrete active electronic components and/or strain gages, strain gage transducers or strain gage instrumentation to the extent Vishay or any subsidiary of Vishay is engaged in such activities on the date hereof.

     3.2 Non-Solicitation. During the Consulting Term and for two years following the termination of the Consulting Term, Consultant shall not, directly or indirectly solicit for employment, or recruit any person who at the relevant time is an officer, director, employee, independent contractor, subcontractor, manager, partner, principal, consultant, or agent of Vishay or any of its subsidiaries or affiliates, or induce or encourage any of the foregoing to terminate their employment, contractual or other relationship (as appropriate) with Vishay or any of its subsidiaries or affiliates, or attempt to do any of the foregoing either on Consultant’s own behalf or for the benefit of any third person or entity.

     3.3 Confidential Information. Consultant agrees that he shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of providing the consulting services hereunder and for the benefit of Vishay, either during the Consulting Term or at any time thereafter, any nonpublic, proprietary or confidential information, knowledge or data relating to Vishay, any of its subsidiaries, affiliated companies or businesses, which shall have been obtained by Consultant during Consultant’s prior employment by Vishay or during the Consulting Term. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to Consultant; (ii) becomes known to the public subsequent to disclosure to Consultant through no wrongful act of Consultant or any representative of Consultant; or (iii) Consultant is required to disclose by applicable law, regulation or legal process (provided that Consultant provides Vishay with prior notice of the contemplated disclosure and reasonably cooperates with Vishay at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding clauses (i) and (ii) of the preceding sentence, Consultant’s obligation to maintain such disclosed information in confidence shall not terminate where only portions of the information are in the public domain.

     3.4 Non-Disparagement. Each of Consultant and Vishay (for purposes hereof, Vishay shall mean only the executive officers and directors thereof and not any other employees) agrees not to make any public statements that disparage the other party or, in the case of Vishay, its respective affiliates, employees, officers, directors, products or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 3.4.

     3.5 Acknowledgements Respecting Restrictive Covenants.

     (a) Consultant has carefully read and considered the provisions of this Article III and, having done so, agrees that:

          (i) the restrictive covenants contained in this Article III, including, without limitation, the scope and time period of such restrictions, are reasonable, fair and equitable in light of Consultant’s duties and responsibilities under this Agreement and the benefits to be provided to him under this Agreement; and

          (ii) such restrictive covenants are reasonably necessary to protect the legitimate business interests of Vishay.

     (b) The parties acknowledge that it is impossible to measure in money the damages that will accrue to one party in the event that the other party breaches any of the restrictive covenants contained in this Article III and that any such damages, in any event, would be inadequate and insufficient. Therefore, if one party breaches any restrictive covenant contained in this Article III, the non-breaching party shall be entitled to an injunction restraining the breaching party from violating such restrictive covenant; provided, however, that a party must provide the other party with not less than five (5) days written notice prior to instituting an action or proceeding to enforce any restrictive covenant contained in this Article III. If the non-breaching party shall institute any action or proceeding to enforce a restrictive covenant contained in this Article III, the breaching party hereby waives, and agrees not to assert in any such action or proceeding, the claim or defense that the non-breaching party has an adequate remedy at law.

     (c) In the event of a breach of any of the restrictive covenants contained in this Article III, the parties agree that the non-breaching party, in addition to any injunctive relief as described in Section 3.5(b), shall be entitled to any other appropriate legal or equitable remedy.

     (d) If any of the restrictive covenants contained in this Article III are deemed by a court of competent jurisdiction to be unenforceable by reason of their extent, duration or geographical scope or otherwise, the parties contemplate that the court shall revise such extent, duration, geographical scope or other provision but only to the extent required in order to render such restrictions enforceable, and enforce any such restriction in its revised form for all purposes in the manner contemplated hereby.

     3.6 Consideration. Each of the covenants of this Article III is given by Consultant as part of the consideration for this Agreement and as an inducement to Vishay to enter into this Agreement and accept the obligations hereunder.

ARTICLE IV

Miscellaneous

     4.1 Survival. Notwithstanding anything to the contrary herein, Article III (“Restrictive Covenants”) and Article IV (“Miscellaneous”) of this Agreement shall survive termination of this Agreement for any reason whatsoever.

     4.2 Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be sent either (i) by personal delivery to the party entitled thereto, (ii) by facsimile with confirmation of receipt, or (iii) by registered or certified mail, return receipt requested. The notice, consent request or other communication shall be deemed to have been received upon personal delivery, upon confirmation of receipt of facsimile transmission, or, if mailed, three (3) days after mailing. Any notice, consent, request or other communication made or given in accordance with the Agreement shall be made to those listed below at their following respective addresses or at such other address as each may specify by notice to the other:

     To Vishay:

Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, Pennsylvania 19355
Attention: Chief Executive Officer
Facsimile No.: (610) 889-0935

With Copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York, 10036
Attention: Scott S. Rosenblum, Esq.
Facsimile No.: (212) 715-8411

     To Consultant: At Consultant’s last known address as reflected in Vishay records or such other address as Consultant shall designate by written notice to Vishay.

     4.3 Successors.

     (a) This Agreement is personal to Consultant and, without the prior written consent of Vishay, shall not be assignable by Consultant otherwise than (i) to an affiliate of Consultant or (ii) by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Consultant’s heirs and legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon Vishay and its successors and assigns.

     (c) Vishay shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Vishay expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Vishay would have been required to perform if no such succession had taken place. As used in this Agreement, “Vishay” shall mean both Vishay as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

     4.4 Complete Understanding; Amendment; Waiver. This Agreement constitutes the complete understanding between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of Vishay or Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Vishay or Consultant of any such right or remedy shall preclude other or further exercise thereof. Notwithstanding the foregoing, Consultant and Vishay retain their respective rights, and remain subject to their respective obligations, under the Employment Agreement.

     4.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

     4.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed within that State, without regard to the principles of conflicts of law.

     4.7 Titles and Captions. All Section titles or captions in this Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provision hereof.

     4.8 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same instrument.

[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consulting and Non-Competition Agreement as of the day and year first above written.

VISHAY INTERTECHNOLOGY, INC.

/s/ Carl Fritz
By: Carl Fritz
Title: Administrative President, Americas

CONSULTANT:

/s/ Richard N. Grubb
Richard N. Grubb